                                                   Filed under Rule 424 (b) (3)
                                                             File No. 333-63153


SUPPLEMENT NO. 3 TO PROSPECTUS DATED SEPTEMBER 21, 1998

(AS SUPPLEMENTED SEPTEMBER 21, 1998)


                            PACCAR Financial Corp.

                         Medium-Term Notes, Series I

                 Due nine months or more from date of issue

      Interest payable each March 15 and September 15 and at maturity


                                                       Interest Rate
Range of Maturities                                      Per Annum
-------------------                                    -------------
More than  11  months to  14  months..............         4.780%

More than  16  months to  21  months..............         5.150%

More than  22  months to  25  months..............         5.170%


Dated:  October 28, 1998

Form of Note (check one):  Book Entry    [X]

                           Certificated  [ ]


In some instances, one or more of the Agents have purchased the Notes as principal and may resell the Notes at prices to be determined by such Agents at the time of resale.